                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated March 19, 1997 related to DeltaCom, Inc. (and to all references to our Firm) included in or made a part of this Registration Statement.

MARTIN STUEDEMAN & ASSOCIATES, P.C.

Birmingham, Alabama
September 29, 1997